EXHIBIT (23)(b)



                              CONSENT OF ATTORNEYS


      The undersigned are named as the attorneys for Gateway American Properties Corporation (the "Registrant") in the Prospectus which is a part of the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.



                                           /s/ William T. Kirtley, P.A.
                                           WILLIAM T. KIRTLEY, P.A.


Sarasota, Florida
October 13, 1997